EXHIBIT 10.17

                  ADDENDUM NO. 2 TO MEIER EMPLOYMENT AGREEMENT

                  This second addendum ("Second Addendum") dated as of the 1st day of January 2000, by and between Columbia Laboratories Inc. ("Columbia") a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at 2875 SE 191st Street, Aventura, Florida 33180 (hereinafter referred to as the "Company"), and Norman
M. Meier, who resides at 934 S. South Lake Drive, Hollywood, Florida 33019 (hereinafter referred to as "Employee").

                               W I T N E S E T H:
                                -----------------

                  WHEREAS, the Company is and will be engaged in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                  WHEREAS, the employee, by reason of his knowledge, skill and ability has been uniquely qualified to aid the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                  WHEREAS, the Employee and the Company are desirous of continuing the employment relationship of the Employee, in a changed capacity, whereafter the Employee will provide ad hoc assistance to the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and


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                  WHEREAS, the Company and Employee desire to enter into this
Second Addendum to the Employee's employment agreement dated January 1, 1996, which agreement was previously modified by an addendum effective September 1, 1997, (the January 1, 1996 employment agreement and September 1, 1997 addendum are hereinafter collectively referred to as the "Agreement") so that the rights, duties, benefits and obligations of each to the other, in respect of the changed employment of the Employee for and by the Company, will be fully set forth under the terms and conditions set forth both in the Agreement, and herein, upon the execution hereof; and

                  WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of the Company have approved the continued employment of the Employee upon the terms and conditions set forth in the Agreement and herein, by a resolution issued by it, and have authorized the execution and delivery of this Second Addendum; and

                  WHEREAS, the terms of the Employee's Agreement will only be modified by the specific terms and conditions set forth herein, which will modify and supersede any and all similar provisions in the Employee's Agreement, and any inconsistency between this Second Addendum and the Employee's Agreement will be resolved by the provisions hereinafter set forth. To the extent this Second Addendum does not change any provision of the Employment Agreement, those provisions will remain and continue to be effective.

                  NOW, therefore, in consideration of the mutual promises contained herein, the payment of Ten ($10.00) dollars by each party to the other, the receipt of which is hereby duly acknowledged, and for other good and valuable consideration, the Company and Employee further agree as follows:

                  EMPLOYMENT



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                           The Company will continue to employ the Employee in
an executive capacity, specifically as "Second Vice-Chairman." The Employee hereby accepts such employment and agrees to perform the services and duties specified herein.

                  TERM

                           The term of employment ("Term") shall be for a period
of Two (2) years from the date hereof, unless sooner terminated in accordance with the terms and conditions set forth herein.

                  DISABILITY

                           If, during the Term, the Employee will become unable
to perform his duties as provided for herein by reason of illness or injury, for a consecutive period of Three Hundred sixty-five (365) days, the Company may, on Ninety (90) days written notice to the Employee, terminate his office of Second Vice-Chairman. In the event of such termination, then Employee will remain an employee of the Company and receive the balance of his compensation and all of his fringe benefits as is set forth below in this Second Addendum, through to the Termination date set forth above in this Second Addendum.

                  TERMINATION FOR CAUSE

                           This Agreement may be immediately terminated by the
Company for "cause" at any time, upon written notice to the Employee, after which all obligations of the Company to the Employee will thereupon cease. For the purposes of this Agreement, the term "cause" when used with reference to the termination of this Agreement, shall mean only the following:

                  Willful misconduct, gross negligence or indictable criminal conduct against the Company, by the Employee in connection with the performance of his duties.

                  DUTIES

                           (a) The Employee shall perform the following duties
in connection with his employment, all of which will be subject to the paramount directions of the Board of Directors:

                                    (i) To serve as Second Vice-Chairman of the
Company; and

                                    (ii) To assist the Company (the
"Assistance") in its business affairs and scientific dealings relating to the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products, as well as in the Company's dealings with other


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companies, its regulatory affairs, banking and other financial institutions and other groups and institutions; and

                                    (iii) To provide such Assistance in the form
of ad hoc services for the Company without specific assignment, as determined necessary by the Employee, and to report from time to time to the Board of Directors; and

                                    (iv) To continue to serve as a director of
the Company, and then as, if and when so re-elected to continue to serve as a director of the Company, and also if so elected, to serve as a director of any subsidiary or affiliate of the Company.

                           (b) Employee will, in the discharge of his duties,
use his best efforts and skills for the affairs of the Company, and for the performance of the duties set forth herein. The Company acknowledges that the Employee will be the sole and exclusive party to determine where and when the Employee will provide his services (apart from board of directors meetings), and the Company explicitly acknowledges that the Employee is not required to maintain an office or regularly attend at office's of the Company, or regularly perform any Company services. The Employee is expressly permitted to participate in any outside business activity that he so desires to involve himself in, except those which will create a conflict of interest with the Company.

                  COMPENSATION

                           (a) Base Salary

                                    The Employee retroactive to and effective as
of January 1, 2000, will receive for the discharge of his duties and activities on behalf of the Company as provided for herein, an annual salary ("Base Salary") of Two Hundred Thousand and No/00 ($200,000.00) dollars, which will be paid by the Company to the Employee in equal and regular installments not less frequently than monthly, in accordance with the Company's policy for payment of executive salaries.

                  (b)  Compensation Options

                                    The Employee may receive compensation
options to purchase $.01 par value per share common stock of the Company ("Common"), if it is determined to be warranted in the sole discretion of the Board of Directors.

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                  OPTIONS

                           The Employee from time to time, may in the sole
discretion of the Board of Directors, grant as additional compensation stock options ("Options's") to purchase shares of the Company's Common ("Grant"). If there is such a Grant then the Options's will be made pursuant to the Company's Stock Option Plan, as may be amended from time to time ("Plan"). The Company shall then enter into an Option agreement for the issuance of the Options's, which Option agreement will be subject to the terms and conditions contained in the Plan.

                  FRINGE BENEFITS

                           In addition to the Base Compensation set forth
herein, the Employee will be entitled to receive the following benefits:

                           (a) Any benefits under group hospitalization, health,
dental care or sick leave plan, life or other insurance or death benefit plan, travel or accident insurance, for which any executives are or will become eligible. In the event the Employee is not eligible for health benefits as described above, by reason of age, location or otherwise the Employee will be provided equivalent benefits determined at the election of the Company. The Employee will be eligible to receive the foregoing benefits during the Eighteen
(18) month period following the termination of his employment under this Agreement; and

                           (b) No annual vacation will be given to Employee by
reason of Employee's ad hoc status without regular assignment duties; and

                           (c) The Employee may incur and will be reimbursed for
reasonable expenses which are related to the Company's business, including expenses for entertainment, travel and similar items ("Approved Reimbursable Expenses"). All such reimbursement of Approved Reimbursable Expenses will be made within Thirty (30) days of receipt by the Company from the Employee of an itemized account and if necessary proper substantiation of Approved Reimbursable Expenses. In order to facilitate the payment of the Approved Reimbursable Expenses, the Company may furnish the Employee with Company acquired credit cards as may be available to other executive officers of the Company; and

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                           (d) The Employee will be given access to a Company
office, at any Company facility, with secretarial help and any and all reasonable facilities and services, where such an office and help is necessary to Employee to fulfill any ad hoc assignment.

                           (e) The Employee will be given an automobile
allowance or automobile lease plan to the extent of $7,500.00 per annum, paid in Twelve equal monthly installments, to be used to defray acquisition expense for a luxury automobile, and insurance and maintenance expenses for the automobile.

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                  NOTICES

                           Any notice required or permitted to be given under
this Second Addendum and the Employee's employment Agreement will be sufficient if in writing and actually delivered, or if sent either by Federal Express, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:

                  As to Company:                     2875 SE 191st Street
                                                     Aventura, Florida 33180

                  As to Employee:                    934 S. South Lake Drive
                                                     Hollywood, Florida 33019

Or to such other address as either party shall designate by written notice to the other.

                  1.       ENTIRE ADDENDUM

                           This Addendum contains the entire agreement and
understanding of the Company and the Employee with respect to the subject matter contained herein, and shall incorporate, merge and supersede all prior agreements and understandings had between the Company and the Employee with respect to the subject matter contained herein, either oral or written, if any. No modification, change or amendment to this Second addendum, with respect to the subject matter contained herein, shall be binding upon the Company or the Employee unless the same is in writing, and signed by the party against whom enforcement of the modification, change or amendment is sought to be enforced.

                  1.       MISCELLANEOUS

                           (a) This Addendum and the implementation of it shall
be subject to and governed by the laws of the State of Florida, and any legal proceedings relating to (i) the interpretation or, enforcement of any of the provisions of this Second Addendum or (ii) any dispute relating to the


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employment relationship created by this Second Addendum, shall only be brought in the Circuit Court of the State of Florida, in and for the County of Dade.

                           (b) The Article headings contained herein are for
reference purposes only and shall not in any way affect the meaning or the interpretation of this Second Addendum.

                           (c) The failure of any provision of this Second
Addendum shall in no manner affect the right to enforce the remainder of this Second Addendum, and the waiver by either The Company or the Employee of any breach of any provision of this Second addendum shall not be construed to be a waiver by the Company or the Employee of any succeeding breach of such provision or a waiver by such party of any breach of any other provision of this Second Addendum.

                  IN WITNESS WHEREOF, the parties hereto have executed this Addendum on January 1, 2000.


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                                                      EMPLOYEE:
Witness:

-------------------


                                                    /s/ Norman Meier
                                                    -------------------------
                                                    NORMAN MEIER

                                                    COMPANY:
                                                    COLUMBIA LABORATORIES, INC.
Witness:


-------------------


                                                     /S/ William J. Bologna
                                                    --------------------------
                                                    By: WILLIAM J. BOLOGNA
                                                    CHAIRMAN OF THE BOARD


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